UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

JOINT CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2005

Rockwood Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32609	52-2277366
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Overlook Center
Princeton, New Jersey 08540
(Address of registrant’s principal executive office)

(609) 514-0300
(Registrant’s telephone number)

Rockwood Specialties Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-109686	52-2277390
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Overlook Center
Princeton, New Jersey 08540
(Address of registrant’s principal executive office)

(609) 514-0300
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01.                                    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(a)                                  On December 13, 2005, Rockwood Specialties Group, Inc. (the “Company”), a subsidiary of Rockwood Holdings, Inc., entered into the third amendment (the “Third Credit Amendment”) to the credit agreement, dated as of July 30, 2004 (as amended by the First Amendment, dated as of October 8, 2004 and by the Second Amendment, dated as of December 10, 2004, the “Credit Agreement”), among the Company, as US Borrower, Rockwood Specialties Limited, as UK Borrower, Rockwood Specialties International, Inc., as Guarantor, the lenders party thereto, Credit Suisse (formerly known as Credit Suisse First Boston), acting through its Cayman Islands Branch, as Administrative Agent and as Collateral Agent, and UBS Securities LLC and Goldman Sachs Credit Partners L.P., as Co-Syndication Agents. The Third Credit Amendment provides for (i) approximately $1,139.3 million of new tranche E term loans, the proceeds of which were used to repay in full the outstanding borrowings under the tranche D term loans and (ii) approximately €273.4 million of new tranche F term loans, the proceeds of which were used to repay in full the outstanding borrowings under the tranche C term loans. The Company effectively reduced the interest rate on (i) the tranche D term loans by 25 basis points by refinancing the tranche D term loans with new tranche E term loans and (ii) the tranche C term loans by 25 basis points by refinancing the tranche C term loans with new tranche F term loans. The Company did not incur any additional borrowings under the Third Credit Amendment. The Third Credit Amendment is filed as Exhibit 10.1 to this report.

ITEM 2.03.                                    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

(a)                                  On December 13, 2005, the Company entered into the Third Credit Amendment to borrow (i) approximately $1,139.3 million of new tranche E term loans and (ii) approximately €273.4 million of new tranche F term loans as described above under Item 1.01. The proceeds from the new tranche E and new tranche F term loans were used to repay in full the outstanding borrowings under the tranche D term loans and tranche C term loans, respectively. The Company’s and Rockwood Specialties Limited’s aggregate borrowings under the Credit Agreement, as amended by the Third Credit Amendment, consist of approximately $1,139.3 million and approximately €483.0 million of term loans, as well as approximately $250.0 million of availability under the revolving credit facility. The interest rate per year on the tranche E term loans is ABR plus 0.75% or Adjusted LIBOR plus 2.00%, subject to a step-down determined by reference to a performance test, as compared to ABR plus 1.00% or Adjusted LIBOR plus 2.25% on the tranche D term loans that were refinanced. The interest rate per year on the tranche F term loans is Adjusted LIBOR plus 2.75%, subject to a step-down determined by reference to a performance test, as compared to Adjusted LIBOR plus 3.00% on the tranche C term loans that were refinanced. The tranche E term loans and tranche F term loans will amortize, consistent with the tranche D term loans and tranche C term loans, on a semi-annual basis commencing on January 30, 2006 and mature on July 30, 2012 with amortization prior to the maturity date to be at nominal percentages. All other terms of the Credit Agreement remain substantially the same as they were prior to the Third Credit Amendment.

ITEM 9.01.                                    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)                                  The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description

10.1

Third Amendment, dated as of December 13, 2005, to the Credit Agreement dated as of July 30, 2004 and as amended by the First Amendment dated as of October 8, 2004 and by the Second Amendment dated as of December 10, 2004, among Rockwood Specialties Group, Inc., Rockwood Specialties Limited, Rockwood Specialties International, Inc., the lenders party thereto, Credit Suisse (formerly known as Credit Suisse First Boston), acting through its Cayman Islands Branch, as Administrative agent and Collateral agent, and UBS Securities LLC and Goldman Sachs Credit Partners L.P., as Co-Syndication Agents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockwood Holdings, Inc.

By:	Michael W. Valente
	Name:	Michael W. Valente
	Title:	Assistant Secretary

Rockwood Specialties Group, Inc.

By:	Michael W. Valente
	Name:	Michael W. Valente
	Title:	Assistant Secretary

Dated: December 15, 2005